BBH Common Settlement Fund, Inc.
                                 21 Milk Street
                                Boston, MA 02109

                                                              August 15, 2000



59 Wall Street Distributors, Inc.
21 Milk Street
Boston, MA  02109

Gentlemen:

                          Re: Placement Agent Agreement

                  This is to confirm that, in consideration of the agreements hereinafter contained, the undersigned, BBH Common Settlement Fund, Inc. (the "Corporation"), an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), organized as a Maryland corporation, has agreed that 59 Wall Street Distributors, Inc. ("59 Wall Street Distributors") shall be the placement agent (the "Placement Agent") of the shares of the Corporation ("Shares").

                  1.  Services as Placement Agent.
                      ---------------------------

                  1.1 59 Wall Street Distributors will act as Placement Agent of the Shares covered by the Corporation's registration statement then in effect under the 1940 Act. In acting as Placement Agent under this Placement Agent Agreement, neither 59 Wall Street Distributors nor its employees or any agents thereof shall make any offer or sale of Shares in a manner which would require the Shares to be registered under the Securities Act of 1933, as amended (the "1933 Act").

                  1.2 All activities by 59 Wall Street Distributors and its agents and employees as Placement Agent of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations adopted pursuant to the 1940 Act by the Securities and Exchange Commission (the "Commission").

                  1.3  Nothing   herein   shall  be  construed  to  require  the
Corporation to accept any offer to purchase any Shares, all of which shall be subject to approval by the Board of Directors.

                  1.4 The Corporation shall furnish from time to time for use in connection with the sale of Shares such information with respect to the Corporation and Shares as 59 Wall Street Distributors may reasonably request. The Corporation shall also furnish 59 Wall Street Distributors upon request with: (a) unaudited semiannual statements of the Corporation's books and accounts prepared by the Corporation and (b) from time to time such additional information regarding the Corporation's financial or regulatory condition as 59 Wall Street Distributors may reasonably request.

                  1.5 The Corporation represents to 59 Wall Street Distributors that all registration statements filed by the Corporation with the Commission under the 1940 Act with respect to Shares have been prepared in conformity with the requirements of such statute and the rules and regulations of the Commission thereunder. As used in this Agreement the term "registration statement" shall mean any registration statement filed with the Commission as modified by any amendments thereto that at any time shall have been filed with the Commission by or on behalf of the Corporation. The Corporation represents and warrants to 59 Wall Street Distributors that any registration statement will contain all statements required to be stated therein in conformity with both such statute and the rules and regulations of the Commission; that all statements of fact contained in any registration statement will be true and correct in all material respects at the time of filing of such registration statement or amendment thereto; and that no registration statement will as of its filing date include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of Shares. The Corporation may but shall not be obligated to propose from time to time such amendment to any registration statement as in the light of future developments may, in the opinion of the Corporation's counsel, be necessary or advisable. If the Corporation shall not propose such amendment and/or supplement within fifteen days after receipt by the Corporation of a written request from 59 Wall Street Distributors to do so, 59 Wall Street Distributors may, at its option, terminate this Agreement. The Corporation shall not file any amendment to any registration statement without giving 59 Wall Street Distributors reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the
Corporation's right to file at any time such amendment to any registration statement as the Corporation may deem advisable, such right being in all respects absolute and unconditional.

                  1.6 The Corporation agrees to indemnify, defend and hold 59 Wall Street Distributors, its several officers and directors, and any person who controls 59 Wall Street Distributors within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities and Exchange Act of 1934 (the "1934 Act") (for purposes of this paragraph 1.6, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which any Covered Person may incur under the 1933 Act, the 1934 Act, common law or otherwise, arising out of or based on any untrue statement of a material fact contained in any registration statement, private placement memorandum or other offering material ("Offering Material") or arising out of or based on any omission to state a material fact required to be stated in any Offering Material or necessary to make the statements in any Offering Material not misleading; provided, however, that the Corporation's agreement to indemnify Covered Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any financial and other statements as are furnished in writing to the Corporation by 59 Wall Street Distributors in its capacity as Placement Agent for use in the answers to any items of any registration statement or in any statements made in any other Offering Material, or arising out of or based on any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Corporation's agreement to indemnify 59 Wall Street Distributors and the Corporation's representations and warranties hereinbefore set forth in paragraph
1.6 shall not be deemed to cover any liability to the Corporation or its shareholders to which a Covered Person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a Covered Person's reckless disregard of its obligations and duties under this Agreement. The Corporation shall be notified of any action brought against a Covered Person, such notification to be given by letter or by telegram addressed to the Corporation, 21 Milk Street, Boston, MA 02109 with copies to: John E. Baumgardner, Jr., Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 and Brown Brothers Harriman & Co., 59 Wall Street, New York, New York 10005, Attention: John A. Nielsen, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. The failure to so notify the Corporation of any such action shall not relieve the Corporation from any liability except to the extent the Corporation shall have been prejudiced by such failure, or from any liability that the Corporation may have to the Covered Person against whom such action is brought by reason of any such untrue statement or omission, otherwise than on account of the Corporation's indemnity agreement contained in this paragraph. The Corporation will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but in such case such defense shall be conducted by counsel of good standing chosen by the Corporation and approved by 59 Wall Street Distributors, which approval shall not be unreasonably withheld. In the event the Corporation elects to assume the defense of any such suit and retain counsel of good standing approved by 59 Wall Street Distributors, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Corporation does not elect to assume the defense of any such suit or in case 59 Wall Street Distributors reasonably does not approve of counsel chosen by the Corporation, the Corporation will reimburse the Covered Person named as defendant in such suit for the fees and expenses of any counsel retained by 59 Wall Street Distributors or it. The Corporation's indemnification agreement contained in this paragraph and the Corporation's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of Covered Persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to Covered Persons and their successors. The Corporation agrees to notify 59 Wall Street Distributors promptly of the commencement of any litigation or proceedings against the Corporation or any of its officers or Directors in connection with the issue and sale of any Shares.

                  1.7 59 Wall Street Distributors agrees to indemnify, defend and hold the Corporation, its several officers and Directors, and any person who controls the Corporation within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act (for purposes of this paragraph 1.7, collectively, "Covered Persons") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, liabilities and any counsel fees incurred in connection therewith) that Covered Persons may incur under the 1933 Act, the 1934 Act or common law or otherwise, but only to the extent that such liability or expense incurred by a Covered Person resulting from such claims or demands shall arise out of or be based on any untrue statement of a material fact contained in information furnished in writing by 59 Wall Street Distributors in its capacity as Placement Agent to the Corporation for use in the answers to any of the items of any registration statement or in any statements in any other Offering Material or shall arise out of or be based on any omission to state a material fact in connection with such information furnished in writing by 59 Wall Street Distributors to the Corporation required to be stated in such answers or necessary to make such information not misleading. 59 Wall Street Distributors shall be notified of any action brought against a Covered Person, such notification to be given by letter or telegram addressed to 59 Wall Street Distributors at 21 Milk Street, Boston, MA 02109 attention: Secretary, promptly after the summons or other first legal process shall have been duly and completely served upon such Covered Person. 59 Wall Street Distributors shall have the right of first control of the defense of the action with counsel of its own choosing satisfactory to the Corporation if such action is based solely on such alleged misstatement or omission on 59 Wall Street Distributors' part, and in any other event each Covered Person shall have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify 59 Wall Street Distributors of any such action shall not relieve 59 Wall Street Distributors from any liability except to the extent the Corporation shall have been prejudiced by such failure, or from any liability that 59 Wall Street Distributors may have to Covered Persons by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of 59 Wall Street Distributors' indemnity agreement contained in this paragraph.

                  1.8 No Shares shall be offered by either 59 Wall Street Distributors or the Corporation under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Corporation if and so long as the effectiveness of the registration statement or any necessary amendments thereto shall be suspended under any of the provisions of the 1940 Act; provided, however, that nothing contained in this paragraph shall in any way restrict or have an application to or bearing on the Corporation's obligation to redeem Shares from any shareholder in accordance with the provisions of the Corporation's registration statement or Articles of Incorporation, as amended from time to time.

                  1.9  The   Corporation   agrees  to  advise  59  Wall   Street
Distributors as soon as reasonably practical by a notice in writing delivered to 59 Wall Street Distributors or its counsel:

                  (a) of any request by the Commission for amendments to the registration statement then in effect or for additional information;

                  (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement then in effect or the initiation by service of process on the Corporation of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement then in effect or that requires the making of a change in such registration statement in order to make the statements therein not misleading; and

                  (d) of all action of the Commission with respect to any amendment to any registration statement that may from time to time be filed with the Commission.

                  For purposes of this paragraph 1.9, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission.

                  1.10 59 Wall Street Distributors agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation all records and other information not otherwise publicly available relative to the Corporation and its prior, present or potential shareholders and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where 59 Wall Street Distributors may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Corporation.

                  1.11 In addition to 59 Wall Street Distributors' duties as Placement Agent, the Corporation understands that 59 Wall Street Distributors may, in its discretion, perform additional functions in connection with transactions in Shares.

                  The processing of transactions may include, but is not limited to, compilation of all transactions from 59 Wall Street Distributors' various offices; creation of a transaction tape and timely delivery of it to the Corporation's transfer agent for processing; reconciliation of all transactions delivered to the Corporation's transfer agent and the recording and reporting of these transactions executed by the Corporation's transfer agent in customer statements; rendering of periodic customer statements; and the reporting of IRS Form 1099 information at year end if required.

                  59 Wall Street Distributors may also provide other shareholder
services,  such  as  communicating  with  Corporation   shareholders  and  other
functions in administering customer accounts for Corporation shareholders.

                  59 Wall Street Distributors understands that these services may result in cost savings to the Corporation or to the Corporation's investment manager and neither the Corporation nor the Corporation's investment manager will compensate 59 Wall Street Distributors for all or a portion of the costs incurred in performing functions in connection with transactions in Shares. Nothing herein is intended, nor shall be construed, as requiring 59 Wall Street Distributors to perform any of the foregoing functions.

                  2.  Term.

                  This Agreement shall become effective on the date first above written and, unless sooner terminated as provided herein, shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Board of Directors of the Corporation or (ii) by a vote of a majority (as defined in the 1940 Act) of the Corporation's outstanding voting securities, provided that in either event the continuance is also approved by the majority of the Corporation's Directors who are not interested persons (as defined in the 1940 Act) of the Corporation and who have no direct or indirect financial interest in this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on not less than 60 days' notice, by the Board of Directors of the Corporation, by vote of a majority (as defined in the 1940 Act) of the Corporation's outstanding voting securities, or by 59 Wall Street Distributors. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

                  3.  Representations and Warranties.
                      ------------------------------

                  59 Wall Street Distributors and the Corporation each hereby represents and warrants to the other that it has all requisite authority to enter into, execute, deliver and perform its obligations under this Agreement and that, with respect to it, this Agreement is legal, valid and binding, and enforceable in accordance with its terms.



                  4.  Concerning Applicable Provisions of Law, etc.
                      --------------------------------------------

                  This Agreement shall be subject to all applicable provisions of law, including the applicable provisions of the 1940 Act and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

                  The laws of the State of New York shall, except to the extent that any applicable provisions of federal law shall be controlling, govern the construction, validity and effect of this Agreement, without reference to principles of conflicts of law.

         The Directors have authorized the execution of this Agreement in their capacity as Directors and not individually and the Placement Agent agrees that neither shareholders nor the Directors nor any officer, employee, representative or agent of the Corporation shall be personally liable upon, nor shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Corporation, that neither shareholders nor the Directors, officers, employees, representatives or agents of the Corporation shall be personally liable hereunder, and that the Placement Agent shall look solely to the property of the Corporation for the satisfaction of any claim hereunder.

                  If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this Agreement and returning the same to the undersigned, whereupon this Agreement shall constitute a binding contract between the parties hereto effective at the closing of business on the date hereof.

                                             Yours very truly,

                                             BBH COMMON SETTLEMENT FUND, INC.



                                             By:
                                                Philip W. Coolidge
                                                President

Accepted:

59 WALL STREET DISTRIBUTORS, INC.


By:
    Philip W. Coolidge
    Chief Executive Officer